UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2007, Rancher Energy Corp., a Nevada corporation (the “Company”) and Denver Place Associates Limited Partnership, a Delaware limited partnership, (the “Landlord”) entered into a First Amendment to Lease, effective as of March 6, 2007 (the “Lease Amendment”). The Company and the Landlord are parties to the lease agreement dated October 30, 2006 (the “Lease Agreement”) as modified by the Lease Amendment, to lease the Company’s headquarters located at 999-18th Street, Denver, Colorado 80202. The foregoing description of the Lease Agreement is qualified in its entirety by reference to the Lease Agreement which was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 9, 2006.

The Lease Amendment provides that, among other things, the term of the Lease Agreement is extended such that the lease will expire on July 31, 2012. Under the Lease Amendment, beginning on August 1, 2007 (or the date upon which the Landlord notifies the Company that the leased premises are ready for occupancy, whichever last occurs), the Company will be leasing 12,382 square feet (the “Leased Premises”) and will begin paying a monthly base rent of $29,923.17, which is subject to adjustment as described in the Lease Amendment. This monthly base rent will increase during the term of the lease up to $31,986.83 per month during the last two years of the lease. The Company also has, under the Lease Amendment, a right of first offer during the term of the lease to rent 12,382 square feet of rentable area on the floor immediately below the Leased Premises. The Company also has the option upon expiration of the term of the lease to renew the lease for one additional five year term. The Company will also be required to pay its proportionate share of applicable taxes and building operating expenses.

The foregoing is qualified in its entirety by reference to the Lease Amendment, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

As further described below in Item 5.02 of this Current Report on Form 8-K, on March 14, 2007, the Company and John Works, the Company’s President & Chief Executive Officer, entered into an amendment (the “Employment Agreement Amendment”), to Mr. Works’ employment agreement (the “Employment Agreement”), dated June 1, 2006, which was included as Exhibit 10.1 to the Annual Report on Form 10-K filed by the Company on June 30, 2006.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2007, the Company’s Board of Directors (the “Board”) approved an increase in the annual base salary of two of the Company’s executive officers. The Board increased the annual base salary of John Works, the Company’s President & Chief Executive Officer, from $150,000 per year to $225,000 per year and the annual base salary of Andrew Casazza, the Company’s Chief Operating Officer, from $100,000 per year to $160,000 per year. The increased foregoing salaries are effective for the pay period beginning March 1, 2007. Mr. Works’ salary increase was made pursuant to the Employment Agreement Amendment (which is described above), which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference, to his Employment Agreement (which is described above). The foregoing is qualified in its entirety by reference to the Employment Agreement Amendment.

Item 8.01  Other Events

On March 14, 2007, the Company’s Board of Directors authorized management to form a wholly-owned subsidiary in the State of Wyoming. The purpose of the subsidiary is, among other things, to employ certain of the Company’s oil & gas operations personnel.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	First Amendment to Lease, dated effective as of March 6, 2007, by and between Rancher Energy Corp. and Denver Place Associates Limited Partnership.

Exhibit 10.2	First Amendment to Employment Agreement, dated March 14, 2006, by and between Rancher Energy Corp. and John Works.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

	Signature:	/s/ John Works
	Name:	John Works
	Title:	President & Chief Executive Officer

Dated: March 20, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	First Amendment to Lease, dated effective as of March 6, 2007, by and between Rancher Energy Corp. and Denver Place Associates Limited Partnership.

Exhibit 10.2	First Amendment to Employment Agreement, dated March 14, 2006, by and between Rancher Energy Corp. and John Works.